                                    EXHIBIT 12
                       BARNETT BANKS, INC. - CONSOLIDATED
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES
                             (Dollars in thousands)



                                                          EXCLUDING INTEREST ON DEPOSITS

                                                               Year Ended December 31
                                           ----------------------------------------------------------
                                               1996           1995        1994       1993       1992
                                           ----------------------------------------------------------
Net Income                                   $564,491       $533,301    $487,971  $420,994   $207,656
Provision (benefit) for income taxes          339,659        286,293     249,834   207,482     95,310
                                           ----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                             904,150        819,594     737,805   628,476    302,966
                                           ----------------------------------------------------------
Fixed charges:

Interest expense (excluding interest on
 deposits)                                    212,439        226,207     159,897    91,005    100,953

 Minority interest expense                      3,804            -           -         -          -

 Capitalized interest                           1,054          1,386         665     1,364      1,498

Interest portion of rentals (33%)              30,358         29,993      27,450    32,256     31,115
                                           ----------------------------------------------------------
Total fixed charges                           247,655        257,586     188,012   124,625    133,566
                                           ----------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges       $1,151,805     $1,077,180    $925,817  $753,101   $436,532
                                           ----------------------------------------------------------
                                           ----------------------------------------------------------

Ratio of earnings to fixed charges               4.65           4.18        4.92      6.04       3.27
                                           ----------------------------------------------------------
                                           ----------------------------------------------------------


                                                          INCLUDING INTEREST ON DEPOSITS

                                                               Year Ended December 31
                                           -----------------------------------------------------------
                                               1996        1995        1994        1993         1992
                                           -----------------------------------------------------------
Net Income                                   $564,491    $533,301    $487,971    $420,994     $207,656
Provision (benefit) for income taxes          339,659     286,293     249,834     207,482       95,310
                                           -----------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                             904,150     819,594     737,805     628,476      302,966
                                           -----------------------------------------------------------
Fixed charges:

Interest expense (including interest on
 deposits)                                  1,136,770   1,219,253     921,408     880,105    1,143,680

 Minority interest expense                      3,804            -           -         -          -

Capitalized interest                            1,054       1,386         665       1,364        1,498

Interest portion of rentals (33%)              30,358      29,993      27,450      32,256       31,115
                                           -----------------------------------------------------------
Total fixed charges                         1,171,986   1,250,632     949,523     913,725    1,176,293
                                           -----------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges       $2,076,136  $2,070,226  $1,687,328  $1,542,201   $1,479,259
                                           -----------------------------------------------------------
                                           -----------------------------------------------------------

Ratio of earnings to fixed charges               1.77        1.66        1.78        1.69         1.26
                                           -----------------------------------------------------------
                                           -----------------------------------------------------------

                       BARNETT BANKS, INC. - CONSOLIDATED
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)





                                                             EXCLUDING INTEREST ON DEPOSITS

                                                                Year Ended December 31
                                          ---------------------------------------------------------------------
                                             1996             1995           1994          1993           1992
                                          ---------------------------------------------------------------------
Net Income                                  $564,491        $533,301       $487,971      $420,994      $207,656
Provision (benefit) for income taxes         339,659         286,293        249,834       207,482        95,310
                                          ---------------------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                            904,150         819,594        737,805       628,476       302,966
                                          ---------------------------------------------------------------------
Fixed charges:

Interest expense (excluding interest on
 deposits)                                   212,439         226,207        159,897        91,005       100,953

 Minority interest expense                     3,804             -              -             -             -

 Capitalized interest                          1,054           1,386            665         1,364         1,498

Interest portion of rentals (33%)             30,358          29,993         27,450        32,756        31,115
                                          ---------------------------------------------------------------------
Total fixed charges                          247,655         257,586        188,012       125,125       133,566
                                          ---------------------------------------------------------------------

Earnings before provision (benefit)
  for income taxes and fixed charges      $1,151,805      $1,077,180       $925,817      $753,601      $436,532
                                          ---------------------------------------------------------------------
                                          ---------------------------------------------------------------------
Preferred dividend requirements               $2,168          15,861         18,234        18,238        18,254

Ratio of pre-tax income to net income           1.60            1.54           1.51          1.49          1.46
                                          ---------------------------------------------------------------------
Preferred dividend factor                      3,473          24,376         27,570        27,226        26,632

Total Fixed Charges                          247,655         257,586        188,012       125,125       133,566
                                          ---------------------------------------------------------------------
Combined fixed charges and preferred
 dividend requirements                      $251,128        $281,962       $215,582      $152,351      $160,198
                                          ---------------------------------------------------------------------
                                          ---------------------------------------------------------------------
Ratio of earnings to combined fixed
 charges and preferred dividend
 requirements                                   4.59            3.82           4.29          4.95          2.72
                                          ---------------------------------------------------------------------
                                          ---------------------------------------------------------------------


                       BARNETT BANKS, INC. - CONSOLIDATED
                 COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (Dollars in thousands)


                                                            INCLUDING INTEREST ON DEPOSITS

                                                                 Year Ended December 31
                                         --------------------------------------------------------------------
                                             1996           1995          1994           1993          1992
                                         --------------------------------------------------------------------
Net Income                                 $564,491       $533,301      $487,971       $420,994      $207,656
Provision (benefit) for income taxes        339,659        286,293       249,834        207,482        95,310
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
Earnings before provision (benefit)
 for income taxes                           904,150        819,594       737,805        628,476       302,966
                                         --------------------------------------------------------------------
Fixed charges:
Interest expense (including
 interest on deposits)                    1,136,770      1,219,253       921,408        880,105     1,143,680

 Minority interest expense                    3,804            -             -              -             -

Capitalized interest                          1,054          1,386           665          1,364         1,498

Interest portion of rentals (33%)            30,358         29,993        27,450         32,256        31,115
                                         --------------------------------------------------------------------
Total fixed charges                       1,171,986      1,250,632       949,523        913,725     1,176,293
                                         --------------------------------------------------------------------
Earnings before provision for
income taxes and fixed charges           $2,076,136     $2,070,226     1,687,328     $1,542,201    $1,479,259
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
Preferred dividend requirements              $2,168         15,861        18,234         18,238        18,254

Ratio of pre-tax income to net income          1.60           1.54          1.51           1.49          1.46
                                         --------------------------------------------------------------------
Preferred dividend factor                     3,473         24,376        27,570         27,226        26,632

Total Fixed Charges                       1,171,986      1,250,632       949,523        913,725     1,176,293
                                         --------------------------------------------------------------------
Combined fixed charges and preferred
dividend requirements                    $1,175,459     $1,275,008      $977,093       $940,951    $1,202,925
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------
Ratio of earnings to combined fixed
charges and preferred dividend
requirements                                   1.77           1.62          1.73           1.64          1.23
                                         --------------------------------------------------------------------
                                         --------------------------------------------------------------------